EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-232711) of Icahn Enterprises Holdings L.P. of our report dated February 18, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting of Herbalife Nutrition Ltd., which appears as an exhibit to this Form 10-K.

/s/PricewaterhouseCoopers LLP

Los Angeles, California
February 28, 2020